exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 27, 2001 on our audit of the financial statements included in the 2000 annual report on Form 10-KSB of I.D. Systems, Inc. We also consent to the reference to our Firm as experts in such Registration Statement.


/s/ RICHARD A. EISNER & COMPANY, LLP



New York, New York
February 1, 2002